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                                                                    EXHIBIT 10.5

                      EMPLOYEE STOCK SUBSCRIPTION AGREEMENT

     This Employee Stock Subscription Agreement, dated as of December 19, 2006 between Atlas Copco North America Inc. (to be renamed RSC Holdings Inc.), a Delaware corporation, and the employee whose name appears on the signature page hereof, is being entered into pursuant to the Atlas Copco North America Inc. (to be renamed RSC Holdings Inc.) Stock Incentive Plan. The meaning of each capitalized term may be found in Section 12.

     The Company and the Employee hereby agree as follows:

     Section 1. Purchase and Sale of Common Shares

          (a) In General. Subject to all of the terms of this Agreement, at the Closing the Employee shall purchase, and the Company shall sell, the aggregate number of Common Shares set forth on the signature page hereof (the "Shares"), at the purchase price set forth on the signature page hereof.

          (b) Condition to Sale. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Common Shares to any person who is not an employee of the Company or any of its Subsidiaries at the time that such Common Shares are to be sold or who is a resident of a jurisdiction in which the sale of Common Shares to him would constitute a violation of the securities, "blue sky" or other laws of such jurisdiction, or if the Employee's proposed investment in the Shares is less than the minimum established for the Employee by the Company.

     Section 2. The Closing

          (a) Time and Place. The Company shall determine the time and place of the closing of the purchase and sale of the Shares (the "Closing").

          (b) Delivery by the Employee. At the Closing, the Employee shall deliver to the Company the aggregate purchase price for the Shares.

          (c) Delivery by the Company. At the Closing, the Company shall register the Shares in the name of the Employee. Certificates relating to the Shares shall be held by the Secretary of the Company or his designee on behalf of the Employee.

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     Section 3. Employee's Representations and Warranties

          (a) Access to Information, Etc. The Employee represents, warrants and covenants as follows:

               (i) the Employee has carefully reviewed the Offering Memorandum, dated as of November 17, 2006, each of its exhibits, annexes and other attachments, each document incorporated by reference into the Offering Memorandum, and the other materials furnished to the Employee in connection with the offer and sale of the Shares pursuant to this Agreement;

               (ii) the Employee has had an adequate opportunity to consider whether or not to purchase any of the Common Shares offered to the Employee, and to discuss such purchase with the Employee's legal, tax and financial advisors;

               (iii) the Employee understands the terms and conditions that apply to the Shares and the risks associated with an investment in the Shares;

               (iv) the Employee has a good understanding of the English language;

               (v) the Employee is, and will be at the Closing, an officer or employee of the Company or one of its Subsidiaries; and

               (vi) the Employee is, and will be at the Closing, a resident of the jurisdiction indicated as his or her address set forth on the signature page of this Agreement.

          (b) Ability to Bear Risk. The Employee represents and warrants as follows:

               (i) the Employee understands that the rights of first refusal and other transfer restrictions that apply to the Shares may effectively preclude the transfer of any of the Shares prior to a Public Offering;

               (ii) the financial situation of the Employee is such that he or she can afford to bear the economic risk of holding the Shares for an indefinite period;


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               (iii) the Employee can afford to suffer the complete loss of his or her investment in the Shares;

               (iv) the Employee understands that the Company's Financing Agreements may restrict the ability of the Company to repurchase the Shares pursuant to Section 6 and that the Company and its Subsidiaries may enter into or amend, refinance or enter into new Financing Agreements without regard to the impact on the Company's ability to repurchase the Shares; and

               (v) the Employee understands the special obligations and provisions that are found in Section 7.

          (c) Voluntary Purchase. The Employee represents and warrants that the Employee is purchasing the Shares voluntarily.

          (d) No Right to Awards. The Employee acknowledges and agrees that the sale of the Shares and the grant of any options that are awarded to the Employee in connection with the purchase of the Shares (i) are being made on an exceptional basis and are not intended to be renewed or repeated,
     (ii) are entirely voluntary on the part of the Company and its Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of its Subsidiaries to offer any securities in the future.

          (e) Investment Intention. The Employee represents and warrants that the Employee is acquiring the Shares solely for his or her own account for investment and not on behalf of any other person or with a view to, or for sale in connection with, any distribution of the Shares.

          (f) Securities Law Matters. The Employee acknowledges and represents and warrants that the Employee understands that:

               (i) the Shares have not been registered under the Securities Act or any state or non-United States securities or "blue sky" laws;

               (ii) it is not anticipated that there will be any public market for the Shares;

               (iii) the Shares must be held indefinitely and the Employee must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under applicable securities and other laws or an exemption from registration is available;


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               (iv) the Company is under no obligation to register the Shares or to make an exemption from registration available; and

               (v) a restrictive legend shall be placed on any certificates representing the Shares that makes clear that the Shares are subject to the restrictions on transferability set forth in this Agreement and a notation shall be made in the appropriate records of the Company or any transfer agent indicating that the Shares are subject to such restrictions.

          (g) Voting Proxy. By entering into this Agreement and purchasing the Shares, the Employee hereby irrevocably grants to and appoints the Investors collectively (to act by unanimous consent) as such Employee's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Employee, to vote or act by unanimous written consent with respect to such Employee's Shares. The Employee hereby affirms that the irrevocable proxy set forth in this Section 3(g) will be valid until the consummation of a Public Offering. The Employee hereby further affirms that the proxy hereby granted shall be irrevocable and shall be deemed coupled with an interest and shall extend until the consummation of a Public Offering or, if earlier, until the last date permitted by law. For the avoidance of doubt, except as expressly contemplated by this Section 3(g), the Employee has not granted a proxy to any Person to exercise the rights of such Employee under this Agreement or any other agreement relating to the Shares to which such Employee is a party.

     Section 4. Restriction on Transfer of Shares

          (a) In General. The Employee shall not Transfer any of the Shares other than (i) upon the Employee's death by will or by the laws of descent and distribution, (ii) repurchases by the Company or the Investors pursuant to Section 6 hereof or (iii) after a Public Offering, if and to the extent such Transfer would not result in the Employee having Transferred a greater percentage of Common Shares held by the Employee or acquired within the first 12 months after the Closing Date than the percentage of the Investors' Initial Holdings Transferred to Third Party Buyers as of such date. Shares may only be Transferred in a manner that complies with all applicable securities laws and, if the Company so requests, prior to any attempted Transfer the Employee shall provide to the Company at the Employee's expense such information relating to the compliance of such proposed Transfer with the terms of this Agreement and applicable securities laws as the Company shall reasonably request, which may include an opinion in


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     form and substance reasonably satisfactory to the Company of counsel regarding such securities law or other matters as the Company shall request (such counsel to be reasonably satisfactory to the Company).

          (b) No Transfer That Would Result In Registration Requirements. Prior to a Public Offering, the Shares may not be Transferred if such Transfer would result in the Company becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (or other similar provision of non-U.S. law) or would increase the risk that the Company would be subject to such reporting requirements as determined by the Company in its sole and absolute discretion. Any purported Transfer in violation of this Section 4(b) shall be void ab initio.

     Section 5. Reinvestment of Certain Proceeds. In the event of a recapitalization, dividend or other similar adjustment to the Company's capitalization in the first two years following the Closing Date, the Employee shall purchase additional Common Shares with the proceeds of, or, if available, refrain from participating in, such recapitalization, dividend or other similar adjustment to the Company's capitalization, if and to the extent it would result in payments to the Employee having been received with respect to the Shares in excess of 50% of the aggregate purchase price for the Shares. Any additional shares acquired pursuant to this Section 5 shall be subject to terms and conditions substantially similar to the terms and conditions of the Shares.

     Section 6. Options Effective on Termination of Employment Prior to a Public Offering

          (a) Rights of the Company. If the Employee's employment with the Company terminates for any reason prior to a Public Offering, the Company may elect to purchase all or a portion of the Shares by written notice to the Employee delivered on or before the 90th day after the Determination Date (the "Option Period").

          (b) Limited Right of the Employee to Require the Company to Repurchase Shares. If the Employee's employment with the Company is terminated by the Employee upon Retirement or by reason of the Disability or death of the Employee or is terminated by the Company without Cause (including in connection with a sale by the Company of the division or Subsidiary directly employing the employee), the Employee may require the Company to purchase all (but not less than all) of an Employee's Shares (excluding any Shares acquired on exercise of an Option) by written notice delivered to the Company within 60 days following the expiration of the Option Period.


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          (c) Purchase Price. The purchase price per Share pursuant to this
     Section 6 shall equal the Fair Market Value as of the later of (i) the effective date of the Employee's termination of employment (determined without regard to any statutory or deemed or express contractual notice period) and (ii) six months and one day from the date of the Employee's acquisition of the Shares pursuant to this Agreement (such date, the "Determination Date"), provided that if the Employee's employment is terminated by the Company for Cause or the Employee has violated any of the material terms of this Agreement, including but not limited to Section 7, the purchase price per Share shall equal the lesser of (A) the Fair Market Value of such Share as of the Determination Date, (B) the price at which the Employee purchased such Share from the Company pursuant to this Agreement or (C) $0.10 per Share if such termination was based on actions by the Employee that had or are reasonably likely to have a significant financial impact on the Company, as determined by an affirmative vote of not less than two-thirds of the membership of the Board, or involved theft from the Company or the Employee has violated any of the material terms of this Agreement, including but not limited to Section 7.

          (d) Closing of Purchase; Payment of Purchase Price. Subject to Section 6(f), the closing of a purchase pursuant to this Section 6 shall take place at the principal office of the Company no later than the 100th day following the Determination Date (or, in the case of a purchase pursuant to Section 6(b), no later than 10 business days following the Company's receipt of written notice from the Employee pursuant to Section 6(b)). At the closing, (i) the Company shall, subject to Section 6(e), pay the Purchase Price to the Employee and (ii) if the Employee actually holds any certificates or other instruments representing the Shares so purchased, the Employee shall deliver to the Company such certificates or other instruments, appropriately endorsed by the Employee or directing that the shares be so transferred to the purchaser thereof, as the Company may reasonably require.

          (e) Application of the Purchase Price to Certain Loans or Other Obligations. The Company shall be entitled to apply any amounts otherwise payable pursuant to this Section 6 to discharge any indebtedness of the Employee to the Company or any of its Subsidiaries or indebtedness that is guaranteed by the Company or any of its Subsidiaries or to offset any such amounts against any other obligations of the Employee to the Company or any of its Subsidiaries.

          (f) Certain Restrictions on Repurchases; Delay of Repurchase. Notwithstanding any other provision of this Agreement, the Company shall


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     not be permitted or obligated to make any payment with respect to a repurchase of any Shares from the Employee if (i) such repurchase (or the payment of a dividend by a Subsidiary to the Company to fund such repurchase) would result in a violation of the terms or provisions of, or result in a default or an event of default under any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time (the "Financing Agreements"), (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation and By-laws of the Company or (iii) the Company has no funds legally available to make such payment under the General Corporation Law of the State of Delaware. If payment with respect to a repurchase by the Company otherwise permitted or required under this Section 6 is prevented by the terms of the preceding sentence the Company shall have the option to either (x) make such payment at the earliest practicable date permitted under this Section 6 and any such payment shall accrue simple interest at a rate per annum of 6% from the date such payment is due and owing to the date such payment is made or (y) pay the purchase price for such Shares with a subordinated note that is fully subordinated in right of payment and exercise of remedies to the lenders' rights under the Financing Agreements and payable in full at the earliest practicable date permitted under this Section 6.

          (g) Right to Retain Shares. If the option of the Company to purchase the Shares pursuant to this Section 6 is not exercised with respect to all of the Shares, the Employee shall be entitled to retain the remaining Shares, although those Shares shall remain subject to all of the other provisions of this Agreement.

          (h) Notice of Termination; Etc. Prior to a Public Offering, the Company shall give prompt written notice to the Investors of any termination of the Employee's employment with the Company and of the Company decision whether or not to purchase Shares pursuant to Section 6(a).

          (i) Public Offering. The provisions of this Section 6 shall terminate upon a Public Offering, provided that such termination shall not affect the Company's repurchase right following a termination for Cause that was effective (or deemed to be effective) prior to such Public Offering or any payment obligation postponed pursuant to Section 6(f).

          (j) Assignment and Allocation of Purchase Rights. The Employee acknowledges and agrees that the Company may assign its repurchase and other rights under this Section 6 to the Investors and that the Investors may


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     allocate such rights among themselves in such manner as they, in their sole discretion, may agree from time to time.

     Section 7. Noncompetition, Noninterference and Confidentiality.

          (a) Special Acknowledgements of the Employee. The Employee acknowledges that: (i) the services previously rendered and expected to be render by the Employee to the Company are of an important character that have and have had a unique value to the Company; (ii) the Employee possesses relations, contacts, information and other know-how that would permit the Employee to compete with the Company or any of its affiliates and reduce the value of the Business and of the Company; (iii) the restrictive covenants in this Section 7 and other terms of this Agreement are reasonable in order to preserve the goodwill and other value of the Business; (iv) the opportunity to purchase the Shares and receive any options to purchase Common Shares is a special and unique opportunity; (v) the Company has bargained for the benefit of such covenants and other terms of this Agreement in connection with the offering of the Shares to the Employee; (vi) the restrictive covenants contained in this Section 7 and the other terms of this Agreement constitutes a material inducement to the Company to sell the Shares to the Employee; (vii) the Employee had the opportunity to be represented by and consult with legal counsel in this matter; (viii) the restrictive covenants in this Section 7 are meant to be in addition to, and not limited by or limiting of, any other restrictive covenants by which the Employee is or many be bound; and (ix) the Employee understands the terms of this Agreement, including (but not limited to) the terms of the restrictive covenants in the Section 7, and the legal effects thereof.

          (b) Noncompetition and Noninterference. While employed with the Company or any of its affiliates and for a period of one year thereafter, the Employee, individually or collectively with any other person or entity, shall not:

               (i) without the prior written consent of the Company (which may be withheld at the Company's sole discretion), directly or indirectly own an interest in, manage, operate, join, control, or participate in the ownership, operation or control of, or be connected as a director, officer, employee, partner, consultant or permit his name to be used in connection with the following businesses or organizations that rent or lease construction or construction-related equipment within the United States, Canada and Mexico (collectively "the Territory"):
          Caterpillar, United Rental, Sunbelt


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          Rentals and its parent Ashtead Group plc, NEFF Rental, Hertz, Volvo,
          National Equipment Services and Maxim Crane Works or, in the alternative, any business or organization not listed above that rents or leases construction or construction-related equipment that has gross revenues of $100 million or more, or has a total employee base of 500 employees or more or that has plans to enter into the construction-related equipment rental or leasing business in the Territory;

               (ii) directly or indirectly call upon or solicit or divert or take away from the Company or any of its affiliates (including by divulging to any competitor or potential competitor of the Company) any person, firm, corporation, or other entity who is a customer of the Company or its affiliates and whom Executive had contact with through any of his employment with the Company; or

               (iii) directly or indirectly solicit employment of any employee of the Company or any employee of any affiliate of the Company for employment with any entity that rents or leases construction or construction-related equipment in the Territory.

          (c) Confidential Information. While employed with the Company and its affiliates and for ten years thereafter, the Employee shall not at any time use or disclose to any person, corporation, firm, partnership or other entity whatsoever, or to any officer, director, stockholder, partner, associate, employee, agent or representative of any thereof, any confidential information or trade secrets of or relating to the Business or the Company or any of its affiliates ("Confidential Information"). Information relating to the Business, the Company or any of its affiliates that becomes generally known to the public by reason other than disclosure by the Employee or any other employee subject to a similar confidentiality obligation shall not be considered confidential information under this
     Section 7(c). If disclosure of any Confidential Information is requested or required of the Employee under a subpoena, court order, statute, law, rule, regulation or other similar requirement, the Employee shall (i) notify the Company promptly in writing of such request so that the Company may seek an appropriate protective order or other appropriate remedy, or waive compliance with the provisions of this Agreement, (ii) cooperate fully with the Company in its efforts to obtain such a protective order or other appropriate remedy, and (iii) if no such protective order or other appropriate remedy is obtained, furnish only that portion of the information that counsel to the Employee advises that the Company is required to disclose by law.


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          (d) Enforcement and Remedies.

               (i) "Blue Pencil". If any of the agreements set forth in this
          Section 7 shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of this Section 7 relating to the time period, geographic area, scope and/or subject matter shall be declared by a court of competent jurisdiction to exceed the maximum time period, geographic area, scope and/or subject matter such court deems enforceable, such time period, geographic area, scope and/or subject matter shall be deemed to become and thereafter be the maximum time period, scope and/or subject matter that such court deems enforceable, it being the intent and express agreement of the parties that the terms of this Section 7 be enforced and interpreted in accordance with the terms to the greatest extent possible.

               (ii) Injunctive Relief. The covenants and obligations of the Employee with respect to noncompetition and noninterference, confidentiality and other matters contained herein relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, the Employee agrees that Company will be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the Employee from committing any violation of the covenants and obligations referred to in this Section 7. Any such injunction may be obtained without the necessity of posting a bond. These injunctive remedies are cumulative and in addition to any other rights and remedies the Parent may have at law or in equity, including, but not limited to, the right to repurchase the Employee's Shares for $0.10 per Share pursuant to Section 6(c).

     Section 8. "Tag-Along" Rights

          (a) Sale Notice. At least 30 days before any of the Investors (whether acting alone or jointly with one or more of the other Investors) consummates any sale of more than 30% of the Common Shares collectively owned by the Investors as of the Closing Date to a Third-Party Buyer, the Company will deliver a written notice (the "Sale Notice") to the Employee. The Sale Notice will disclose the material terms and conditions


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     of the proposed sale or transfer, including the number of Common Shares that the prospective transferee is willing to purchase, the proposed purchase price per share and the intended consummation date of such sale.

          (b) Right to Participate. The Employee may elect to participate in the sale or other transfer described in the Sale Notice by giving written notice to the applicable Investors and the Company within 15 days after the Company has given the related Sale Notice to the Employee. If the Employee elects to participate, the Employee will be entitled to sell in the contemplated transaction, at the same price and on the same terms and conditions as set forth in the Sale Notice, an amount of Shares equal to the product of (i) the quotient determined by dividing (A) the percentage of the Company's then outstanding Common Shares represented by the Shares then held by the Employee by (B) the aggregate percentage of the Company's then outstanding Common Shares represented by the Common Shares then held by the Investor(s) participating in the sale or other transfer described in the Sale Notice and all holders of Common Shares electing to participate in such sale and (ii) the number of Common Shares the prospective transferee has agreed to purchase in the contemplated transaction.

          (c) Certain Matters Relating to the Investors. The Company will use its commercially reasonable best efforts to cause the Investors to conduct any sale that is within the scope of this Section 8 in a manner consistent with this Section 8. If the Company is not able to do so or fails to give the Sale Notice to the Employee as prescribed in Section 8(a), the Employee's sole remedy shall be against the Company.

          (d) Expiration Upon a Public Offering. The provisions of this Section 8 shall terminate upon the consummation of a Public Offering.

     Section 9. "Drag-Along" Rights

          (a) Drag-Along Notice. If any of the Investors (whether acting alone or jointly with one or more of the other Investors) intends to sell or otherwise Transfer, or enter into an agreement to sell or otherwise Transfer, for cash or other consideration, more than 30% of the Common Shares collectively owned by the Investors as of the Closing Date to a Third-Party Buyer and the applicable Investor(s) elects to exercise its rights under this Section 9, the Company shall deliver written notice (a "Drag-Along Notice") to the Employee, which notice shall state (i) that the Investor(s) wishes to exercise its rights under this Section 9 with respect to such sale, (ii) the name and address of the Third-Party Buyer, (iii) the per share amount and form of consideration the applicable Investor(s) proposes to receive for its


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     Common Shares, (iv) the material terms and conditions of payment of such consideration and all other material terms and conditions of such sale, and
     (v) the anticipated time and place of the closing of the purchase and sale (a "Drag-Along Closing").

          (b) Conditions to Drag-Along. Upon delivery of a Drag-Along Notice, the Employee shall have the obligation to sell and transfer to the Third-Party Buyer at the Drag-Along Closing the percentage of the Employee's Shares equal to the percentage of the Common Shares owned by the Investor(s) that are to be sold to the Third-Party Buyer (the "Applicable Percentage") on the same terms as the applicable Investor(s), but only if such Investor(s) sells and transfers the Applicable Percentage of the Investor's Common Shares to the Third-Party Buyer at the Drag-Along Closing.

          (c) Power of Attorney, Custodian, Etc. By entering into this Agreement and purchasing the Shares, the Employee hereby appoints the applicable Investor(s) and any Affiliates of such Investor(s) so designated by the Investor(s) the Employee's true and lawful attorney-in-fact and custodian, with full power of substitution (the "Custodian"), and authorizes the Custodian to take such actions as the Custodian may deem necessary or appropriate to effect the sale and transfer of the Applicable Percentage of the Employee's Shares to the Third-Party Buyer, upon receipt of the purchase price therefor at the Drag-Along Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, and to take such other action as may be necessary or appropriate in connection with such sale or transfer, including consenting to any amendments, waivers, modifications or supplements to the terms of the sale (provided that the applicable Investor also so consents, and, to the extent applicable, sells and transfers the Applicable Percentage of its Common Shares on the same terms as so amended, waived, modified or supplemented) and instructs the Secretary of the Company (or other person holding any certificates for the Shares) to deliver to the Custodian certificates representing the Applicable Percentage of the Employee's Shares, together with all necessary duly-executed stock powers. If so requested by the applicable Investor(s) or the Company, the Employee will confirm the preceding sentence in writing in form and substance reasonably satisfactory to such Investor promptly upon receipt of a Drag-Along Notice (and in any event no later than 10 days after receipt of the Drag-Along Notice). Promptly after the Drag-Along Closing, the Custodian shall give notice thereof to the Employee and shall remit to the Employee the net proceeds of such sale (reduced by any amount required to be held in escrow


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     pursuant to the terms of the purchase and sale agreement and any other expenses).

          (d) The Investors are Third-Party Beneficiaries; Remedies. The Employee acknowledges and agrees that any of the Investors that takes action pursuant to this Section 9 is an intended third-party beneficiary of this Section 9, as if such Investor were a party to this Agreement directly. Following a breach or a threatened breach by the Employee of the provisions of this Section 9, the applicable Investor may obtain an injunction granting it specific performance of the Employee's obligations under this Section 9. Whether or not the applicable Investor obtains such an injunction, and whether or not the transaction with respect to which the Drag-Along Notice relates is consummated, following such a breach or threatened breach by the Employee the Company shall have the option to purchase any or all of the Employee's Shares at a purchase price per Share equal to the lesser of the price at which the Employee purchased such Shares from the Company or the per share consideration payable pursuant to the Drag-Along Offer. The preceding sentence shall not limit the Company's or the Investors' rights to recover damages (or the amount thereof) from the Employee.

          (e) Expiration on a Public Market. The provisions of this Section 9 shall terminate and cease to have further effect upon the establishment of the Public Market, provided that such termination shall not affect any right to receive or seek damages or purchase Shares pursuant to Section 9(d).

     Section 10. Rights of First Refusal

          (a) Notice. At any time prior to a Public Offering, in addition to the Transfer restrictions set forth in Section 4 and except as otherwise expressly provided in this Agreement, the Employee may not Transfer any Shares other than pursuant to a Qualified Offer and if the Employee desires to accept a Qualified Offer, the Employee shall first give at least 60 days' prior written notice to the Company and the Investors:

               (i) designating the number of Shares proposed to be Transferred (the "Offered Shares");

               (ii) naming the prospective acquiror of such Shares; and

               (iii) specifying the price at (the "Offer Price") and terms upon which (the "Offer Terms") the Employee desires to Transfer such Shares.

          (b) Right of the Company. During the 30-day period following the Company's receipt of the Employee's notice pursuant to Section 10(a) (the "First Refusal Period"), the Company shall have the right to purchase from the Employee all or any portion of the Offered Shares, at the Offer Price and on the Offer Terms, and any such purchase shall be settled at the time and in the manner specified in Section 10(d) hereof. The Company shall use its reasonable efforts to act as promptly as practicable following receipt of the notice from the Employee to determine whether it shall elect to exercise such right.

          (c) Right of the Investors. If the Company determines within the First Refusal Period that it does not wish to exercise its right to purchase all of the Offered Shares, the Investors shall have the right to purchase all or any portion remaining of the Offered Shares specified in such notice, at the Offer Price and on the Offer Terms, and any such purchase shall be settled at the time and in the manner specified in Section 10(d) hereof. The Investors must determine whether to exercise such right during the period beginning on the earlier of (x) the end of the First Refusal Period and (y) the date of receipt by the Investors of written notice that the Company has elected not to exercise its rights under Section 10(b) and ending 60 days after the Investor's receipt of the Employee's notice pursuant to Section 10(a) (the "Second Refusal Period").

          (d) Manner of Exercise. The rights provided hereunder shall be exercised by written notice to the Employee given at any time during the applicable period. If such right is exercised, the Employee may not sell pursuant to the Qualified Offer any of the Shares that the Company or the Investors have elected to purchase and the Company or the Investors, as the case may be, shall deliver to the Employee cash, check or other readily-available funds for the Offer Price, against delivery of certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Employee, and free and clear of all security interests, liens, claims, encumbrances, charges, etc. Notwithstanding the foregoing, neither the Company nor the Investors, as the case may be, shall deliver any cash, check or other readily-available funds for the Offer Price to the Employee prior to the date which is six months and one day from the date of the Employee's acquisition of the Shares pursuant to this Agreement.

          (e) Additional Requirements for Sale. Subject to Section 4, if neither the Company nor the Investors shall have exercised its rights under this
     Section 10, then the Employee may Transfer the Offered Shares to (but only to) the intended purchaser named in his notice to the Company and the Investors at the Offer Price and on the Offer Terms; provided that:

               (i) such Transfer must be consummated within 30 days following the expiration of the Second Refusal Period; and

               (ii) the intended purchaser must first agree in writing in form and substance satisfactory to the Company to make and be bound by the representations and warranties set forth in Section 3(b), Section 3(e), Section 3(f), Section 3(g) and to agree to and be bound by the covenants and other restrictions set forth in this Agreement (including, but not limited to, Section 4, Section 8, Section 9,
          Section 10, Section 11 and Section 13) and such other covenants or restrictions as the Company shall reasonably request (it being understood that the Employee and any intended purchaser therefrom shall not have any of the benefits provided for in Section 6).

     Any purported Transfer in violation of this Section 10 shall be void ab initio.

          (f) Allocation by Investors. The Employee acknowledges and agrees that the Investors may allocate their rights to purchase any or all of the Offered Shares within the Second Refusal Period, as among themselves, in such manner as they, in their sole discretion, may agree from time to time.

     Section 11. Holdback Agreements. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Employee shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Common Shares, other than as part of such underwritten public offering, during the 20 days prior to and the 180 days after the effective date of such registration statement (or such other period as may be generally applicable to or agreed by the Company's senior-most executives). If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Employee shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Common Shares, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission (or such other period as may be generally applicable to or agreed by the Company's senior-most executives).

     Section 12. Certain Definitions

          (a) As used in this Agreement, the following terms shall have the meanings set forth below:

          "Affiliate" has the meaning given in the Stock Incentive Plan.

          "Agreement" means this Employee Stock Subscription Agreement, as amended from time to time in accordance with the terms hereof.

          "Applicable Percentage" has the meaning given in Section 9(b).

          "Business" means the rental or leasing of construction-related or similar equipment.

          "Board" has the meaning given in the Stock Incentive Plan.

          "Cause" has the meaning given in the Stock Incentive Plan.

          "Closing" has the meaning given in Section 2(a).

          "Closing Date" means [November 27, 2006].

          "Common Shares" means the common stock, par value U.S. $.01 per share, of the Company.

          "Company" means Atlas Copco North America Inc. (to be renamed RSC Holdings Inc.), a Delaware corporation, provided that for purposes of determining the status of Employee's employment with the "Company," such term shall include the Company and its Subsidiaries.

          "Competitive Business" has the meaning given in Section 7(b)(i).

          "Confidential Information" has the meaning given in Section 7(c).

          "Custodian" has the meaning given in Section 9(c).

          "Determination Date" has the meaning given in Section 6(c).

          "Disability" has the meaning given in the Stock Incentive Plan.

          "Drag-Along Closing" has the meaning given in Section 9(a).

          "Drag-Along Notice" has the meaning given in Section 9(a).

          "Employee" means the purchaser of the Shares whose name is set forth on the signature page of this Agreement; provided that following such person's death, the "Employee" shall be deemed to include such person's beneficiary or estate and following such person's Disability, the "Employee" shall be deemed to include any legal representative of such person.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor statute, and the rules and regulations thereunder.

          "Fair Market Value" has the meaning given in the Stock Incentive Plan.

          "Financing Agreements" has the meaning given in Section 6(f).

          "First Refusal Period" has the meaning given in Section 10(b).

          "Investors" has the meaning given in the Stock Incentive Plan.

          "Investors' Initial Holdings" means the number of Common Shares held by the Investors as of the Closing Date plus any additional shares acquired within twelve months of the Closing Date.

          "Offer Price" has the meaning given in Section 10(a).

          "Offer Terms" has the meaning given in Section 10(a).

          "Offered Shares" has the meaning given in Section 10(a).

          "Option" has the meaning given in the Stock Incentive Plan.

          "Option Period" has the meaning given in Section 6(a).

          "Person" means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

          "Public Market" shall be deemed to have been established at such time as 30% of the Common Shares (on a fully diluted basis) has been sold to the public pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 or pursuant to a public offering outside the United States.

          "Public Offering" has the meaning given in the Stock Incentive Plan.

          "Purchase Price" means the purchase price per Share determined in accordance with Section 6(c).

          "Qualified Offer" means an offer to purchase Shares from a single purchaser and which must be in writing and for cash or other immediately-available funds, be irrevocable by its terms for at least 60 days and be a bona fide offer as determined in good faith by the Board or the Compensation Committee thereof.

          "Retirement" means the Employee's retirement from active service on or after the Employee reaches normal retirement age.

          "Rule 144" means Rule 144 under the Securities Act (or any successor provision thereto).

          "Sale Notice" has the meaning given in Section 8(a).

          "Second Refusal Period" has the meaning given in Section 10(c).

          "Securities Act" means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor statute, and the rules and regulations thereunder.

          "Shares" has the meaning given in Section 1(a), and for purposes of
     Section 4, Section 5, Section 7, Section 8, Section 9, Section 10, and
     Section 11 it also includes Common Shares delivered as dividends in respect of the Shares.

          "Stock Incentive Plan" means the Atlas Copco North America Inc. (to be renamed RSC Holdings Inc.) Stock Incentive Plan adopted by the Board, as amended from time to time.

          "Subsidiary" has the meaning given in the Stock Incentive Plan.

          "Third-Party Buyer" means any Person other than (i) the Company or any of its Subsidiaries, (ii) any employee benefit plan of the Company or any of its Subsidiaries, (iii) the Investors, (iv) any Affiliates of any of the foregoing, or (v) any investment fund or vehicle, other than the Investors, managed, sponsored or advised by the Investors.

          "Transfer" means any sale, assignment, transfer, pledge, encumbrance, or other direct or indirect disposition (including a hedge or other derivative transaction).

          "Unforeseen Personal Hardship" means financial hardship arising from
     (i) extraordinary medical expenses or other expenses directly related to illness or disability of the Employee, a member of the Employee's immediate family or one of the Employee's parents or (ii) payments necessary or required to prevent the eviction of the Employee from the Employee's principal residence or foreclosure on the mortgage on that residence.

     Section 13. Miscellaneous

          (a) Authorization to Share Personal Data. The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or a to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Stock Incentive Plan.

          (b) Unforeseen Personal Hardship. If the Employee, prior to a Public Offering and still in the employment of the Company, experiences Unforeseen Personal Hardship, the Board will carefully consider any request by the Employee that the Company repurchase the Employee's Shares at the Purchase Price, but the Company shall have no obligation to do so.

          (c) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, any of the Investors or the Employee, as the case may be, at the following addresses or to such other address as the Company, the Investors or the Employee, as the case may be, shall specify by notice to the others:

               (i) if to the Company, to it at:

                    Atlas Copco North America Inc. (to be renamed
                    RSC Holdings Inc.)
                    c/o Ripplewood Holdings, L.L.C.
                    One Rockefeller Plaza, 32nd Floor
                    New York, NY 10020
                    Attn: Christopher P. Minnetian, Esq.
                    (212) 218-2778 (telecopier)
                    (212) 582-6700 (telephone)
                    cminnetian@ripplewood.com (email)

                    Atlas Copco North America Inc. (to be renamed
                    RSC Holdings Inc.)
                    c/o Oak Hill Capital Management, L.L.C.
                    717 Fifth Avenue, 12th Floor
                    New York, NY 10022
                    Attn: John R. Monsky, Esq.
                    (212) 527-8450 (telecopier)
                    (212) 527-8490 (telephone)
                    jmonsky@oakhillcapital.com

                    with copies (which shall not constitute notice) to the Persons listed in clause (iv) below).

               (ii) if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee.

               (iii) if to any Investor, to the Persons listed in clause (iv) below:

               (iv) Copies of any notice or other communication given under this Agreement shall also be given to:

                    Ripplewood Holdings, L.L.C.
                    One Rockefeller Plaza, 32nd Floor
                    New York, NY 10020
                    Attn: Christopher P. Minnetian, Esq.
                    (212) 218-2778 (telecopier)
                    (212) 582-6700 (telephone)
                    cminnetian@ripplewood.com (email)

                    Oak Hill Capital Management, L.L.C.
                    717 Fifth Avenue, 12th Floor
                    New York, NY 10022
                    Attn: John R. Monsky, Esq.
                    (212) 527-8450 (telecopier)
                    (212) 527-8490 (telephone)
                    jmonsky@oakhillcapital.com

                    Debevoise & Plimpton LLP
                    919 Third Avenue
                    New York, New York 10022
                    Attn: Jeffrey J. Rosen, Esq.
                    (212) 909-6836 (telecopier)
                    (212) 909-6000 (telephone)
                    jrosen@debevoise.com (email)

     All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

          (d) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as otherwise provided herein with respect to the Investors, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

          (e) Waiver; Amendment.

               (i) Waiver. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Section 4 through and including Section 11 or this
          Section 13(e) must be consented to in writing by the Investors. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, but not limited to, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

               (ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Employee and the Company, provided that the provisions of Section 4 through Section 11 and this Section 13 may be amended by vote of a majority (by number of Common Shares) of the Employees who hold Common Shares purchased pursuant to a stock subscription agreement having comparable provisions; provided, further, that any amendment adversely affecting the rights of the Investors hereunder must be consented to by the Investors.

          (f) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other parties, provided that any Investor may assign from time to time all or any portion of its rights under this Agreement, to one or more persons or other entities designated by it and the Company may assign this Agreement to a person or other entity in connection with the transfer of all or substantially all of the assets of the Company to such person or entity pursuant to a merger or other transaction.

          (g) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction, except to the extent the laws of another jurisdiction specifically and mandatorily apply.

          (h) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 13(h).

          (i) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          (k) Jurisdiction. The parties hereto hereby irrevocably submit and consent to the nonexclusive jurisdiction of the State and Federal Courts (the "Courts") located in the Borough of Manhattan in The City of New York in the State of New York with respect to any action or proceeding arising out of this Agreement or any matter arising therefrom or relating thereto. In any such action or proceeding, each party hereto waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to such party at the address for such party provided herein, service to be deemed complete 7 days after mailing, or as permitted under the rules of either of the Courts.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

                                        ATLAS COPCO NORTH AMERICA INC.
                                        (to be renamed RSC Holdings Inc.)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE EMPLOYEE:

                                        ----------------------------------------
                                        (Name)


                                        By:
                                            ------------------------------------
                                                    as Attorney-in-Fact
                                        Name:
                                              ----------------------------------


                                        Address of the Employee:

                                        ----------------------------------------
                                        (Address)

Total Number of Common Shares to be
Purchased:                              (Shares)

Per Share Price                         $244.25

Total Purchase Price:                   (Investment)